                                                                    EXHIBIT 21.1
                        CORPORATE OFFICE PROPERTIES TRUST
                           SUBSIDIARIES OF REGISTRANT


DELAWARE
Airport Square Holdings I, LLC
Airport Square Holdings VI and VII, LLC
Blue Bell Investment Company, LP
Comcourt Investors, LP
COPT Acquisitions, Inc.
COPT Concourse, LLC
Corporate Office Properties, LP
Corporate Office Properties Holdings, Inc.
Delaware Airport III, LLC
Delaware Airport VIII, LLC
Delaware Airport IX, LLC
South Brunswick Investors, LP

MARYLAND
Airport Square, LLC
Airport Square II, LLC
Airport Square IV, LLC
Airport Square V, LLC
Airport Square X, LLC
Airport Square XI, LLC
Airport Square XIII, LLC
Airport Square XIV, LLC
Airport Square XV, LLC
Airport Square XIX, LLC
Airport Square XX, LLC
Airport Square XXI, LLC
Airport Square XXII, LLC
Airport Square Storms, LLC
Atrium Building, LLC
Brown's Wharf, LLC
Commons Office Research, LLC
Concourse 1304, LLC
COPT Columbia, LLC
COPT Gate 63, LLC
COPT Gate 6700-6708-6724, LLC
COPT Gateway, LLC
COR, LLC
Corporate Development Services, LLC
Corporate Gatespring, LLC
Corporate Gatespring II, LLC
Corporate Management Services, LLC
Corporate Office Management, Inc.
Corporate Office Services, LLC
Corporate Paragon, LLC
Corporate Property, LLC
Corporate Realty Management, LLC
Corporate Realty Advisors, LLC
Cornucopia Holdings, LLC
Cornucopia Holdings II, LLC

Gateway 44, LLC
Gateway 63, LLC
Honeyland 108, LLC
Lakeview at the Greens, LLC
Martin G. Knott & Associates, LLC
NBP One, LLC
NBP Huff & Puff, LLC
NBP Retail, LLC
NBP 131-133-141, LLC
NBP 132, LLC
NBP 134, LLC
NBP 135, LLC
NBP 201, LLC
NBP 201 Holdings, LLC
NBP 211, LLC
NBP 211 Holdings, LLC
NBP 220, LLC
NBP 221, LLC
St. Barnabas, LLC
Tech Park I, LLC
Tech Park II, LLC
Tech Park IV, LLC
Three Centre Park, LLC
9690 Deereco Road, LLC
7318 Parkway Drive Enterprises, LLC
7321 Parkway Drive Enterprises, LLC
7240 Parkway Drive Enterprises, LLC
7200 Riverwood, LLC
6711 Gateway, LLC
6731 Gateway, LLC

NEW JERSEY
Cuaba Associates, LLC
Princeton Executive, LLC
68 Culver, LLC

PENNSYLVANIA
Bolivar Associates, LLC
Corporate Gateway General Partnership
COPT Gateway, LP
Gateway Central Limited Partnership
6385 Flank Drive, LP

VIRGINIA
COPT Chantilly, LLC